UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2024

SKYE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11250 El Camino Real, Suite 100, San Diego, CA 92130
(Address of principal executive offices)

(858) 410-0266
(Registrant’s telephone number, including area code)
_________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SKYE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On July 2, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of Skye Bioscience, Inc. (the "Company"), the Board approved an increase in its authorized size from eight to nine members and appointed Karen L. Smith MD, PhD, MBA, LLM to fill the vacancy created by such increase. Dr. Smith will serve as a director until her successor is duly elected or appointed and qualified or until her earlier retirement, disqualification resignation, removal or death. Dr. Smith was also appointed to the Nominating and Corporate Governance Committee of the Board, the Compensation Committee of the Board and the Audit Committee of the Board. Dr. Smith will serve as the chairperson of the Compensation Committee of the Board.

Dr. Smith (i) will receive an annual cash retainer of $40,000 for service on the Board and an additional annual cash retainer of $2,500 for service as a member of the Nominating and Corporate Governance Committee of the Board, $10,000 for service as a member and chairperson of the Compensation Committee of the Board and $10,000 for service as a member of the Audit Committee of the Board and (ii) was granted on the date of her appointment an option to purchase 40,000 shares of the Company’s common stock, which vests over one year in equal monthly installments. Dr. Smith has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K, filed with the SEC on March 31, 2023, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Smith and any other person pursuant to which she was appointed as a director of the Company. Dr. Smith is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Director Resignation

On July 1, 2024, each of Keith Ward, PhD and Praveen Tyle, PhD informed the Board of their intent to resign as a member of the Board, effective August 1, 2024. Dr. Ward will also resign as a member of the Nominating and Corporate Governance Committee of the Board and as a member of the Audit Committee of the Board, and Dr. Tyle will resign as a member of the Compensation Committee of the Board, a member of the Audit Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board, effective August 1, 2024. Dr. Ward and Dr. Tyle's decision to resign from the Board is not as a result of any disagreement with the Company concerning any matter relating to its operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On July 3, 2024, the Company issued a press release announcing the election of Dr. Smith as a director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYE BIOSCIENCE, INC.

Dated: July 3, 2024	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer